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                                                                       EXHIBIT 5

                                                    June 27, 1994

The Dial Corp
Dial Tower
Phoenix, Arizona 85077

Ladies and Gentlemen:

     This opinion is furnished in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed by The Dial Corp (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") with respect to (i) unsecured debt securities of the Company (the "Debt Securities"), which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities"), (ii) warrants to purchase Debt Securities (the "Debt Warrants"), (iii) shares of preferred stock of the Company (the "Preferred Stock"), (iv) depositary shares (the "Depositary Shares") representing interests in Preferred Stock, (v) shares of Common Stock of the Company (the "Common Stock"), and (vi) warrants to purchase Common Stock (the "Common Warrants") with an aggregate issue price of up to $500,000,000. Any Subordinated Debt Securities and Preferred Stock may be convertible into shares of Common Stock.

     I have examined, or caused to be examined, the certificate of incorporation and bylaws of the Company, each as amended to date; the records of its corporate proceedings; the Registration Statement, including the exhibits thereto; the form of Indenture between the Company and the Chase Manhattan Bank, N.A., as Trustee, relating to Senior Debt Securities (the "Senior Indenture"); the form of Indenture between the Company and Continental Bank, National Association, as Trustee, relating to Subordinated Debt Securities (the "Subordinated Indenture"); the Statements of Eligibility on Form T-1 under the Trust Indenture Act of 1939 (the "Trust Indenture Act"), previously filed or to be filed with the Commission; the forms of Warrant Agreements between the Company and one or more warrant agents (each a "Warrant Agent") relating to the Debt Warrants or the Common Warrants, as the case may be; the form of Deposit Agreement between the Company and a depositary (the "Depositary") relating to the Depositary Shares; and such other documents, instruments, statements and records of the Company as I have deemed relevant and necessary or appropriate in connection with the opinions hereinafter expressed.

     Based upon the foregoing, I am of the opinion that:

          1. Upon the taking of appropriate corporate action by the Company; the effectiveness of the Registration Statement under the Securities Act; the qualification of the Senior Indenture or the Subordinated Indenture, as the case may be, under the Trust Indenture Act; the due execution and delivery by the parties thereto of (a) the Senior Indenture or the Subordinated Indenture, as the case may be, and each amendment of or supplement to the Senior Indenture or the Subordinated Indenture, as the case may be, and (b) a Warrant Agreement, as referred to above, relating to Debt Warrants, and each amendment thereof or supplement thereto (each such Warrant Agreement, as so amended or supplemented, being referred to as a "Debt Warrant Agreement") assuming that the relevant Indenture and Debt Warrant Agreement are consistent with the forms thereof filed as exhibits to the Registration Statement; and the due execution of the Debt Securities and the Debt Warrants on behalf of the Company, the Debt Securities and Debt Warrants will be duly and validly authorized and, when the Debt Securities are duly authenticated by the relevant Trustee and the Debt Warrants are duly authenticated by the relevant Warrant Agent and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the relevant Prospectus included therein, the Debt Securities and the Debt Warrants will be valid and binding obligations of the Company entitled to the benefits of the relevant Indenture and Debt Warrant Agreement, except to the extent the foregoing may be subject to the effects of any applicable bankruptcy, reorganization,
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The Dial Corp
June 27, 1994
Page 2

         insolvency or other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          2. Upon the taking of appropriate corporate action by the Company; the effectiveness of the Registration Statement under the Securities Act; the due execution and delivery by the parties thereto of (a) a Warrant Agreement, as referred to above, relating to Common Warrants, and each amendment thereof or supplement thereto (each such Warrant Agreement, as so amended or supplemented, being referred to as a "Common Warrant Agreement") and (b) a Deposit Agreement, as referred to above, relating to Depositary Shares, and each amendment thereof or supplement thereto (each such Deposit Agreement, as so amended or supplemented, being referred to as a "Deposit Agreement"), assuming that the relevant Common Warrant Agreement and Deposit Agreement are consistent with the forms thereof filed as exhibits to the Registration Statement; and the due execution of the Common Warrants on behalf of the Company and of the receipts evidencing interests in the Depositary Shares on behalf of the Company, the Common Warrants and the Depositary Shares will be duly and validly authorized and, when the Common Warrants are duly authenticated by the relevant Warrant Agent and the receipts evidencing rights in the Depositary Shares are duly authenticated by the relevant Depositary and the Common Warrants and Depositary Shares are sold and delivered at the price and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the relevant Prospectus included therein, the Common Stock and the Preferred Stock will be validly issued, fully paid and nonassessable, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein, and the Common Warrants will be valid and binding obligations of the Company, entitled to the benefits of the relevant Common Warrant Agreement, except to the extent the foregoing may be subject to the effects of any applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          3. Upon the taking of appropriate corporate action by the Company, and the effectiveness of the Registration Statement under the Securities Act, the Common Stock and Preferred Stock when issued and delivered will be validly issued, fully paid and nonassessable.

          4. Upon the taking of appropriate corporate action by the Company, the Common Stock issuable upon conversion of any issue of convertible Subordinated Debt Securities or Preferred Stock, when issued and delivered upon conversion of such Debt Securities or Preferred Stock, will be validly issued, fully paid and non-assessable.

     I hereby consent to the reference to my name in the Registration Statement and further consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under the Securities Act or the rules and regulation of the Securities and Exchange Commission.

                                          Very truly yours,

                                            L. Gene Lemon